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                                                                 Exhibit 10.18
                                     [Logo]

  UNITED STATES INTERNET CONTENT (WORLD WIDE WEB SITE) DISTRIBUTION AGREEMENT

     THIS AGREEMENT, dated as of March 30, 2000 (the "Effective Date"), is made by and between InfoSpace.com, Inc., a Delaware corporation, ("InfoSpace"), with offices at 15375 NE 90th Street, Redmond, WA 98052, and FreeInternet.com __________________________, a __________________________
corporation ("Company"), with offices at 909 South 336th St. Suite #110, Federal Way, WA 98003.

                                    RECITALS

     This Agreement is entered into with reference to the following facts:

     A. InfoSpace maintains on certain locations of the InfoSpace Web Sites (as defined below) and makes available to Internet users certain content, resources, archives, indices, software, catalogs and collections of information (collectively, such materials are identified in Exhibit A and referred to herein as the "Content").

     B. InfoSpace wishes to grant certain rights and licenses to Company with respect to access to the Content and certain other matters, and Company wishes to grant certain rights and licenses to InfoSpace with respect to the Company Web Sites (as defined below) and certain other matters, as set forth in this Agreement.

                                    AGREEMENT

The parties agree as follows:

         SECTION 1.   DEFINITIONS.

         As used herein, the following terms have the following defined meanings:

     "BANNER ADVERTISEMENT" means a rotating banner advertisement of up to approximately 468 x 60 pixels located at the top and/or bottom of a Web Page, or other advertisements, sponsorships or other promotions on or related to a Personal Desktop Portal Page, as may be designated by InfoSpace.

     "CO-BRANDED PAGES" means, collectively, Query Pages, Results Pages and Personal Desktop Portal Pages.

     "COMPANY MARKS" means those Trademarks of Company set forth on Exhibit B hereto and such other Trademarks (if any) of Company which Company may own or use from time to time.

     "COMPANY WEB SITES" means, collectively, all Web Sites maintained by or on behalf of Company and its affiliates.

     "GRAPHICAL USER INTERFACE" means a graphical user interface, to be designed by Company and InfoSpace and implemented by InfoSpace pursuant to the terms of this Agreement, that contains or implements branding, graphics, navigation, content or other characteristics or features such that a user reasonably would conclude that such interface is part of the Company Web Sites.

     "IMPRESSION" means a user's viewing of any discrete screen of a Co-branded Page containing any Banner Advertisement.

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     "INFOSPACE MARKS" means those Trademarks of InfoSpace set forth on
Exhibit B hereto and such other Trademarks (if any) as InfoSpace may from time to time notify Company in writing to be "InfoSpace Marks" within the meaning of this Agreement.

     "INFOSPACE WEB SITES" means, collectively: (a) the Web Sites, the primary home page of which is located at http://www.infospace.com; and (b) other Web Sites maintained by InfoSpace and its affiliates.

     "INTELLECTUAL PROPERTY RIGHTS" means any patent, copyright, rights in Trademarks, trade secret rights, moral rights and other intellectual property or proprietary rights arising under the laws of any jurisdiction.

     "PERSON" means any natural person, corporation, partnership, limited liability company or other entity.

     "PERSONAL DESKTOP PORTAL APPLICATION" (or abbreviation PDP, Desktop Portal, or the like used herein) means a version (as designated by InfoSpace) of a downloadable software application currently known as "The InfoSpace Personal Desktop Portal" whereby end users are able to access and display certain content, and any successors and/or revisions to such application as InfoSpace may designate in its sole discretion.

     "PERSONAL DESKTOP PORTAL PAGE" means any page hosted on the InfoSpace Web Sites, and served to an end user who accessed such page through a version of the Personal Desktop Portal Application that such end user downloaded from a Query Page or Results Page, which may incorporate a Graphical User Interface and/or which users may input queries and searches relating to the Content.

     "QUERY PAGE" means any page hosted on the InfoSpace Web Sites which may incorporate the Graphical User Interface and/or on which users clicking directly from the Company Web Sites may input queries and searches relating to the Content or may include download of or access to Content.

     "RESULTS PAGE" means any page hosted on the InfoSpace Web Sites which may incorporate the Graphical User Interface and/or displays Content in response to queries and searches made on a Query Page or Personal Desktop Portal Page.

     "TRADEMARKS" means any trademarks, service marks, trade dress, trade names, corporate names, proprietary logos or indicia and other source or business identifiers.

     "WEB SITE" means any point of presence maintained on the Internet or on any other public data network. With respect to any Website maintained on the World Wide Web, such Website includes all HTML pages (or similar unit of information presented in any relevant data protocol) that either (a) are identified by the same second-level domain (such as infospace.com) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation or other characteristics such that a user reasonably would conclude that the pages are part of an integrated information or service offering.

     2.   CERTAIN RIGHTS GRANTED.

     2.1 INFOSPACE GRANT. Subject to the terms and conditions of this Agreement, InfoSpace hereby grants to Company the following rights:

          (a) the right to include on the Company Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace from time to time); and

          (b) the right to permit users to link to Results Pages via Query Pages and/or to Personal Desktop Portal Pages hosted on the InfoSpace Web Sites.

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     2.2  COMPANY GRANT.  Subject to the terms and conditions of this
Agreement, Company hereby grants InfoSpace the following rights:

          (a) the right to include on the InfoSpace Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the Company Web Sites specified by Company (and subject to change by Company from time to time);

          (b) the right to sell and serve Banner Advertisements and other promotions on the Co-branded Pages; and

          (c)  the right to track the number of Impressions.

     2.3 LIMITATIONS. Company and its affiliates shall have no right to reproduce or sub-license, re-sell or otherwise distribute all or any portion of the Content to any Person including via the Internet (including the World Wide Web) or any successor public or private data network. This Agreement and delivery of the Content or any portion hereunder to Company shall not cause InfoSpace to be in violation of any law of any jurisdiction or third party agreement, and InfoSpace may at any time modify its grant of rights to the extent necessary to ensure compliance. InfoSpace may from time to time issue additional guidelines with respect to use or display of any of the Content, or issue requirements based upon InfoSpace's obligations to third party Content providers, and Company will implement such requirements. Company shall implement and/or cooperate with InfoSpace in its implementation of bug fixes, updates, and minimum build requirements for any Content supplied by InfoSpace, promptly upon the request of InfoSpace. Company shall not have any right to: (a) edit or modify any Banner Advertisements submitted for Co-branded Page; (b) "frame" Content unless expressly allowed by InfoSpace; or (c) remove, obscure or alter any legal notices, including notices of Intellectual Property Rights appearing in or on any materials (including Banner Advertisements). No Banner Advertisements for a Co-branded Page shall advertise or promote a direct competitor of Company or InfoSpace.

     2.4 COMPANY MARKS LICENSE. Subject to Section 2.6, Company hereby grants InfoSpace the right to use, reproduce, publish, perform and display the Company Marks: (a) on the InfoSpace Web Sites in connection with the posting of hyperlinks to the Company Web Sites; (b) in and in connection with the development, use, reproduction, modification, adaptation, publication, display and performance of the Graphical User Interface, Results Pages and (if applicable) the Personal Desktop Portal Pages; and (c) in promotional and marketing materials, content directories and indexes, and electronic and printed advertising, publicity, press releases, newsletters and mailings about InfoSpace.

     2.5 INFOSPACE MARKS LICENSE. Subject to Section 2.6, InfoSpace hereby grants the right to use, reproduce, publish, perform and display the InfoSpace Marks; (a) on the Company Web Sites in connection with the posting of hyperlinks to the InfoSpace Web Sites; (b) in and in connection with the development, use, reproduction in promotional and marketing materials, content directories and indexes, and electronic and printed advertising, publicity, press releases, newsletters and mailings about the Company.

     2.6 APPROVAL OF TRADEMARK USAGE. InfoSpace shall not use or exploit in any manner any of the Company Marks, and Company shall not use or exploit in any manner any of the InfoSpace Marks, except in such manner and media as the other party may consent to in writing, which consent shall not be the unreasonably withheld or delayed. Either party may revoke or modify any such consent upon written notice to the other party.

     2.7  PREFERRED CONTENT PROVIDER.   InfoSpace will be the primary and
preferred content provider for the Freei.net portal in content categories where InfoSpace provides content; provided that InfoSpace will not be exclusive content provider. Freei may add enhanced vertical content to complement existing InfoSpace content, and Freei may fulfill any current contractual content obligations. InfoSpace shall have first right of consideration on all technology solutions that Freei may implement on its portal site.

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     3.    CERTAIN OBLIGATIONS OF THE PARTIES.

     3.1 GRAPHICAL USER INTERFACE AND CO-BRANDED PAGES. To the extent provided in this Agreement, Company and InfoSpace will cooperate to design the user-perceptible elements of the Graphical User Interface, with the goals of: (a) conforming the display output of the "look and feel" associated with the applicable Company Web Sites; and (b) maximizing the commercial effectiveness thereof. Following agreement by the parties upon the design specifications thereof, InfoSpace will use commercially reasonable efforts to develop the Graphical User Interface and to implement the same on Co-branded Pages. InfoSpace shall have no liability or obligation for failure to develop or implement the Graphical User Interface or any Co-branded Pages as contemplated by this Section 3.1, or for any nonconformity with the design specifications agreed upon by the parties, provided InfoSpace has used commercially reasonable efforts to develop and implement the same as provided in this Section 3.1. The URL for the Co-Branded Pages shall not include Company's domain name. Any re-designs or non-standard designs requested by Company (beyond the initial single standard template design contemplated by this section) shall be charged at InfoSpace's then current rates.

           3.1.1. INFOSPACE AND COMPANY DEVELOPMENT EFFORTS. InfoSpace and company shall use commercially reasonable efforts to complete the development and mutual distribution activities set forth in Exhibit D.

     3.2 COMPANY OBLIGATIONS. Company shall integrate links to pages of the InfoSpace Web Sites determined by InfoSpace (and subject to change by InfoSpace from time to time) on the primary home page for each of the Company Web Sites. In addition, and unless otherwise designated by InfoSpace, the InfoSpace logo and at least one other link pointing to pages of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace from time to time) will be present on all Co-branded Pages. Each link contemplated by this Section 3.2 shall be: (a) prominent in relation to links to other Web Sites on the applicable page (and in any event at least as prominent as any link to any third party Web Site); and (b) above-the-fold (i.e., immediately visible to any user accessing the applicable page without the necessity of scrolling downward or horizontally).

           3.2.1. RE-SALE OF CONTENT SERVICES. During the term, Company will distribute Content services (e.g. the Personal Desktop Portal Application), or appropriate portions thereof as agreed by InfoSpace and Company, to Company Affiliates ("Company Affiliates" shall include only Web Sites of companies who are referred directly by Company for provision of the Content and which would comply with all provisions of this Agreement). Company and Company Affiliates shall agree to all terms and conditions of InfoSpace's provision of the Content. Company shall comply with all other reasonable requirements, guidelines, terms and conditions that InfoSpace may from time to time advise with respect all aspects of the resale to Company Affiliates, InfoSpace reserves at all times the right to refuse to provide access to all or any portion of the content any Company Affiliate(s) under this Agreement.
Company shall keep records of distribution of the Content to Company Affiliates, and provide them quarterly to InfoSpace attention: Accounting. InfoSpace may request that Company provide co-branded navigation elements (customized header and/or footer) for the co-branding of Web Sites of Company's Affiliates. InfoSpace may incorporate these co-branded navigational elements into the sites of Company Affiliates who enter into an agreement with InfoSpace for the provision of the Content. Unless otherwise specified, the Company Affiliate sites will receive standard templates designed for Company and will involve only basic changes (which Company will supply). InfoSpace reserves the right to charge the requesting party (Company or it's affiliate, as the case by be), a fee for any special requested additional changes by a Company Affiliates to the templates.

     3.3 ACCESSIBILITY OF WEB SITES. Each party will use commercially reasonable efforts to maintain accessibility of its Web Sites.

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     3.4  IMPRESSION INFORMATION.  InfoSpace shall track and allow the
Company to remotely access in electronic form information maintained by InfoSpace concerning the number of Impressions.

     3.5 PUBLICITY. The parties may work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters, provided, however, that neither party shall have any obligation to do so. In addition, neither party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other party (not to be unreasonably withheld). Neither party shall disclose the terms of this Agreement to any third party other than its outside counsel, auditors, and financial advisors, except as required by law.

     4.   ADVERTISING AND REVENUE.

     4.1 PLACEMENT OF BANNER ADVERTISEMENTS. In addition to the terms and conditions otherwise set forth in this Agreement, Banner Advertisements sold on the Co-branded Pages shall be governed by the terms and conditions set forth on Exhibit C.

     4.2 REMUNERATION; COLLECTION. The Company will pay to InfoSpace the amounts as set forth on Exhibit C and Exhibit D. Any amount not paid when due, or as invoiced, will be subject to a finance charge equal to one and one-half percent (1.5%) per month or the highest rate allowable by law, whichever is less, determined and compounded daily from the date due until the date paid. Payment of such finance charges will not excuse or cure any breach or default for late payment. InfoSpace may accept any check or payment without prejudice to its rights to recover the balance due or to pursue any other right or remedy. No endorsement or statement on any check or payment or letter accompanying any check or payment or elsewhere will be construed as an accord or satisfaction. Unless explicitly stated on Exhibit C or Exhibit D, all amounts payable under this Agreement are denominated in United States dollars, non-refundable, and Company will pay all amounts payable under this Agreement in lawful money of the United States In the event Company fails to make timely payment, InfoSpace shall have the right, in addition to all other rights under this Agreement, to terminate, after ten days prior written notice, all links, content, or services provided to Company under this Agreement. If Company fails to make timely payment, Company will be responsible for all reasonable expenses (including attorney fees) incurred by InfoSpace in collecting such amounts.

     5.   WARRANTIES, INDEMNIFICATION AND LIMITATION OF DIRECT LIABILITY.

     5.1  WARRANTIES

     The parties to this Agreement represent and warrant as follows:

     a) Each party warrants that it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

     b) Each party warrants that its execution of this Agreement by such party and performance of its obligations hereunder, do not and will not violate any agreement to which it is a party or by which it is bound; and in performance under and related to this Agreement, the parties shall comply with all applicable laws, rules and regulations (including, without limitation, privacy, export control and obscenity laws); and

     c) Each party warrants that when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

     d) Each party warrants that its Web Sites and the content contained therein, and all Banner Advertisements served or submitted for the Co-branded Pages, as the case may be, will not contain any material that is obscene, pornographic, profane, fraudulent, libelous or defamatory, or infringing of any third party Intellectual Property Rights.

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     5.2  INDEMNIFICATION.  Each party (the "Indemnifying Party") will defend, indemnify and hold harmless the other party (the "Indemnified
Party"), and the respective directors, officers, employees and agent of the Indemnified Party, from and against any and all claimS, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with any third-party claim alleging any breach of such party's representations or warranties or covenants set forth in this Agreement. The Indemnified Party agrees that the Indemnifying Party shall have sole and exclusive control over the defense and settlement of any such third party claim. The Indemnified Party shall promptly notify the Indemnifying Party of any such claim of which it becomes aware and shall:
(a) at the Indemnifying Party's expense, provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim; and (b) at the Indemnified Party's expense, be entitled to participate in the defense of any such claim. The Indemnifying Party shall not acquiesce to any judgment or enter into any settlement that adversely affects the Indemnified Party's rights or interests without prior written consent of the Indemnified Party.

     5.3  LIMITATION OF LIABILITY; DISCLAIMER.

          (a) Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OR REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. NEITHER INFOSPACE NOR COMPANY'S LIABILITY (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE AN NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY OR STRICT LIABILITY OF SUCH PARTY) UNDER THIS AGREEMENT OR WITH REGARD TO ANY OF THE PRODUCTS OR SERVICES RENDERED BY EITHER PARTY UNDER THIS AGREEMENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE, COMPANY, OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE CO-BRANDED PAGES OR PROVIDING CONTENT), THE INFOSPACE WEB SITES AND ANY OTHER ITEMS OR SERVICES FURNISHED UNDER THIS AGREEMENT. IN NO EVENT WILL INFOSPACE OR COMPANY'S AGGREGATE LIABILITY TO THE OTHER UNDER THIS AGREEMENT EXCEED THE COMPENSATION PAID BY COMPANY TO INFOSPACE UNDER THIS AGREEMENT.

          (b) No Additional Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY CLAIM IN TORT (INCLUDING NEGLIGENCE), IN EACH CASE, REGARDING THEIR WEB SITES, ANY PRODUCTS OR SERVICES DESCRIBED THEREON, ANY BANNER ADVERTISEMENTS, ANY SOFTWARE, OR ANY OTHER ITEMS OR SERVICES PROVIDED UNDER THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY AND INFOSPACE ACKNOWLEDGE THAT THEIR RESPECTIVE WEB SITES AND THE CONTENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY THE PARTIES OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE WEB SITES OR THE CONTENT OR PERFORMANCE OF ANY SERVICES HEREUNDER) ARE PROVIDED "AS IS" WITHOUT ANY WARRANTIES OF ANY KIND. COMPANY AND INFOSPACE ACKNOWLEDGE THAT INFOSPACE AND COMPANY MAKE NO WARRANTY THAT IT WILL CONTINUE TO OPERATE ITS WEB SITES OR OFFER THE CONTENT IN ITS CURRENT FORM, THAT ITS WEB SITES OR THE CONTENT WILL BE ACCESSIBLE WITHOUT INTERRUPTION, THAT THE SITES OR THE CONTENT WILL MEET THE REQUIREMENTS OR EXPECTATIONS OF THE OTHER PARTY, OR THAT THE CONTENT, SOFTWARE OR ANY OTHER ANY

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MATERIALS ON ITS WEB SITES OR THE SERVERS AND SOFTWARE THAT MAKES ITS WEB
SITES AVAILABLE ARE FREE FROM ERRORS, DEFECTS, DESIGN FLAWS OR OMISSIONS.

    6.  TERM AND TERMINATION.

    6.1 TERM. The term of this Agreement is as set forth on Exhibit C and (Exhibit D regarding email services).

    6.2 TERMINATION. Either party may terminate the Term upon not less than thirty (30) days' prior written notice to the other party of any material breach hereof by such other party, provided that such other party has not cured such material breach within such thirty (30) day period.

    6.3 EFFECT OF TERMINATION. Upon termination or expiration of the Term for any reason, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and (b) the rights and obligations of the parties under Sections 4.2, 4.3, 5,6,7 and 8 shall survive such termination or expiration.

    7.  INTELLECTUAL PROPERTY

    7.1 COMPANY. As between the parties, Company retains all right, title and interest in and to the Company Web Sites (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel". Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any Content or other items supplied by InfoSpace) and the Company Marks along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of InfoSpace's use of any of the Company Marks shall inure solely to the benefit of Company.

    7.2 INFOSPACE. As between the parties, InfoSpace retains all right, title and interest in and to the Content and the InfoSpace Web Sites (including, without limitation, any and all content, data, URLs, domain names, technology, software (including, without limitation, the Personal Desktop Portal Application), code, user interfaces, "look and feel". Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any items supplied by Company), user data gathered from or through any InfoSpace tools or applications, and the infoSpace Marks, along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of Company's use of any of the InfoSpace Marks shall inure solely to the benefit of InfoSpace.

    7.3 COPYRIGHT NOTICES. All Co-branded Pages will include the following acknowledgment, along with the InfoSpace logo.

            "Powered by InfoSpace" or "Powered by InfoSpace.com"

    InfoSpace and Company acknowledge that the Co-branded pages may also contain copyright and patent notices of copyrighted or copyrightable works, including those of InfoSpace Content providers. InfoSpace will be given credit in advertisements of Company which promote the Content services provided by InfoSpace in a manner such as "brought to you by InfoSpace.com" or similar text.

    7.4 OTHER TRADEMARKS. InfoSpace shall not register or attempt to register any of the Company Marks or any Trademarks which Company reasonably deems to be confusingly similar to any of the Company Marks. Company shall not register or attempt to register any of the InfoSpace Marks or any Trademarks which InfoSpace reasonably deems to be confusingly similar to any of the InfoSpace Marks.

    7.5 FURTHER ASSURANCES. Each party shall take, at the other party's expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 7.

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     8.    GENERAL PROVISIONS.

     8.1. CONFIDENTIALITY. Each party (the "Receiving Party") undertakes to retain in confidence the terms of this Agreement and all other non-public information and know-how of the other party disclosed or acquired by the Receiving Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. Each party agrees to use commercially reasonable efforts to protect Confidential Information of the other party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature. Company acknowledges that the terms of this Agreement and user information are Confidential Information of InfoSpace. The foregoing restrictions shall not apply to any information that: (a) was known by the receiving Party prior to disclosure thereof by the other party: (b) was in or entered the public domain through no fault of the Receiving Party;
(c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality;
(d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other party. Upon request of the other party, or in any event upon any termination or expiration of the Term, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other party. Each party acknowledges that breach of this provision by it would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this
Section 8.1.

     8.2 INDEPENDENT CONTRACTORS. Company and InfoSpace are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship between Company and InfoSpace. Neither party has any authority to enter into agreements of any kind on behalf of the other party.

     8.3 ASSIGNMENT. Company may not assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of InfoSpace; except that either party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this agreement; (a) to any affiliate of such party; or
(b) to any purchaser of all or substantially all such party's assets or to any successor by way of merger, consolidation or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

     8.4 CHOICE OF LAW; FORUM SELECTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without reference to its choice of law rules. Company hereby irrevocably consents to exclusive personal jurisdiction and venue in the state and federal courts located in King County, Washington with respect to any actions, claims or proceedings arising out of or in connection with this Agreement, and agrees not to commence or prosecute any such action, claim or proceeding other than in the aforementioned courts.

     8.5 NONWAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     8.6 FORCE MAJEURE. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or

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Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

     8.7 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be given in writing and delivered in person, mailed via confirmed facsimile or e-mail, or delivered by recognized courier service, properly addressed and stamped with the required postage, to the individual signing this Agreement on behalf of the applicable party at its address specified in the opening paragraph of the agreement and shall be deemed effective upon receipt. Either party may from time to time change the individual to receive notices or its address by giving the other party notice of the chance in accordance with this section. In addition, a copy of any notice sent to InfoSpace shall also be sent to the following address:

         InfoSpace.com, Inc.                Freei Networks, Inc.
         15375 NE 90th Street               2505 S. 320th
         Redmond, WA 98052                  Federal Way, WA 98003
         Fax: (425) 883-4846                Attention: Gregory P. Cavagnaro
         Attention: General Counsel

     8.8 SAVINGS. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

     8.8 INTEGRATION. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements or negotiations between InfoSpace and Company concerning the subject matter hereof, and cannot be amended except by a writing signed by both parties. This Agreement does not constitute an offer by InfoSpace and it shall not be effective until signed by both parties.

     8.9 COUNTERPARTS; ELECTRONIC SIGNATURE. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of the Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

     9.0 PRESS RELEASES. Both Parties agree to issue a mutaully agreed upon press release (Joni Hanson must sign off on the press release for InfoSpace) within a reasonably prompt time after the mutual execution of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

Freei Networks,Inc.                             InfoSpace.com, Inc.
("Company")                                     ("InfoSpace")

By (signature)  /s/ Bob McCausland              By (signature)  /s/ Naveen Jain
----------------------------------              -------------------------------
Name     Bob McCausland                         Name       Naveen Jain
----------------------------------              -------------------------------
Title          CEO                              Title          CEO
----------------------------------              -------------------------------

                              EXHIBIT A
                              CONTENT



         The Content consists of, but is not limited to, the following indexes, directories and other items and services (as the same may be updated, revised or modified by InfoSpace in its sole discretion from time to time):

1.  Yellow Pages
2.  White Pages
3.  Netsearch
4.  Classified
5.  City Guides
6.  Finance
7.  News
8.  Sports headlines
9.  Community (standard network chat)
10. Government
11. E-Shopping
12. International Listings
13. Business Services
14. Entertainment
15. ActiveShopper
16. InfoSpace "Personal Desktop Portal"

17. Web Page Creator
18. Event Manager
19. Forums
20. Web-based email
21. Address Book
22. Chat
23. Other items and services that may from time to time be added to certain of the InfoSpace Web sites by InfoSpace (in its sole discretion)

         The above listed Content is limited to the Content that InfoSpace makes available on the InfoSpace Web Site, the primary home page of which is http://www.infospace.com, but excludes content that is only available on country-specific InfoSpace Web Sites, such as the InfoSpaceCanada Web Site, the primary home page of which is located at http://www.infospace.com/canada. The actual name of these services may change. Company must obtain the prior approval of InfoSpace if Company desires to change the name of any of these services.

                                EXHIBIT B

                                TRADEMARKS

COMPANY MARKS
-------------

[All Company marks and logos, or Company to supply list]


INFOSPACE MARKS                      InfoSpace.com-SM-
---------------
ActiveCalendar-SM-                   InfoSpace in Every Space-SM-

ActiveCommunity-SM-                  InfoSpace-Registered Trademark- Publisher

ActiveMoney-SM-                      Merchant.com-SM-

ActiveOrganizer-SM-                  MyAgent-TM-

ActivePromo-SM-                      MyInfo-SM-
                                     Outpost Network-Registered Trademark-
ActivePromotion-SM-                  PageExpress-TM-

ActiveShopper-SM-                    PageGreetings-SM-

AprilFools.com-SM-                   Personal Desktop Portal-SM-

Cobrand.com-SM-                      Portal in a Box-SM-

EZPage-TM-                           Powered by InfoSpace-SM-

EZStore-TM-                          Powered by InfoSpace.com-SM-

InfoSpace-Registered Trademark-      RubberChicken.com-SM-

                                     Unibasket-SM-
[LOGO]
                                     Valentine.com-SM-

                                     Virtual Outlet-Registered Trademark-


                                   EXHIBIT C

     1. TERM. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated or extended as provided below, shall end upon the [*] anniversary of this Agreement (with the exception of email services, as set forth in Exhibit D 1, which shall terminate [*] months after the Effective date) ("Term"); provided that the Term shall be automatically be renewed for successive one (1) year periods unless either party provides written notice of termination to the other party at least thirty (30) days prior to the end of the then-current Term.

     2. BANNER ADVERTISEMENTS. InfoSpace and Company shall have the right to sell Banner Advertisements on the email Co-branded Pages. InfoSpace shall serve all Banner Advertisements on the email Co-branded pages. In addition, InfoSpace may sell and retain the gross revenue of up to [*]% of the available Banner Advertisements Inventory for the email Co-branded pages. The appearance of the Banner Advertisements will be as reasonably determined by InfoSpace; provided, that either party may reject any Banner Advertisement if such Banner Advertisement would materially adversely affect the download time or performance of such email Co-branded page; or advertises or promotes a competitor of Company or InfoSpace. Neither party will submit for any email Co-branded Page any Banner Advertisement which contains any material that is libelous or defamatory or that infringes any Intellectual Property Right or other right of any third party.

     3. COMPANY RIGHT TO SELL BANNER ADVERTISEMENTS. Company shall have the right to sell up to [*]% of the available Banner Advertisement Inventory on the email Co-branded Pages. All available inventory of Banner Advertisements sold by the Company for the email Co-branded Pages which shall be "run of site" (e.g., not targeted to any specific type or area of the email Co-branded Pages). Each party shall be entitled to retain all sums received by such party from any such Banner Advertisement sales.

     4. RECORDS AND AUDIT; LATE PAYMENTS. During the Term the Company shall maintain accurate records of the fees payable to InfoSpace under the Agreement. InfoSpace may, upon ten (10) days' advance notice to the Company, examine and audit such records of the Company in order to verify the figures reported in any quarterly reports made to InfoSpace and any amounts owed to InfoSpace by the Company under this Agreement. Any such audit shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of the Company. In the event that any audit shall reveal an underpayment of more than five percent (5%) of the amounts due to InfoSpace for any quarter, the Company will reimburse InfoSpace for the actual costs of such audit.

[*] = Confidential Treatment Reqested

                                    EXHIBIT D

Work to be performed by InfoSpace with cooperation of Company:

1) EMAIL SERVICES:

- InfoSpace will build a customized Email solution for Company.

- InfoSpace will provide a IMAP web-mail solution that allows for the mail storage functionality to remain at Company. Company shall pay for and provide a dedicated VPN to InfoSpace data center.

- Both in-coming and out-going emails will go through a Freei.net gateway. This will maximize Company's flexibility to filter, modify and customize the transmission of emails to its users.

- Included in this functionality, InfoSpace will build up to [*] unique co-brands with unique domain names for Company's private labeled Company Affiliates Web Site customers. Each additional co-brand beyond the [*], will incur a one time cost of $[*].

- InfoSpace will allow for the provision of each of the Company users their own personal calendar as part of the application.

- Maximum Size per account: [*] MB.

Pricing for email services:

- Term for email services: [*] for provision of email services

- Fixed [*] Payments to InfoSpace [*] shall be the figures set forth in the table below:

--------------------------------------------
                           [*] Fees
--------------------------------------------
[*]                        [*]
--------------------------------------------
[*]                        [*]
--------------------------------------------
[*]                        [*]
--------------------------------------------
[*]                        [*]
--------------------------------------------
[*]                        [*]
--------------------------------------------

- Company will pay the [*] fees on the [*] beginning on the Effective Date.

- There shall be a cap of [*] Web-mail accounts over the [*] period.

- Web-mail accounts beyond [*] will be charged $[*] per user.

PRODUCT SPECIFICATIONS FOR INFOSPACE EMAIL SERVICE:

                    Traction-TM- Series: Email Module

[*] = Confidential Treatment Requested

GENERAL OVERVIEW OF FEATURES (WHICH MAY BE MODIFIED OR ENHANCED BY INFOSPACE):
InfoSpace's E-mail Module is a flexible, customizable email solution that satisfies the messaging needs of web communities. The E-mail Module enables individual members of a community to set up free, comprehensive web-based email accounts under the umbrella of the community site. All email accounts use the communities' domain name in order to promote the site and increase site traffic. InfoSpace's email also enables messages to be downloaded from multiple POP Mail accounts. Email folders can be added to the individual users Start Page to easily access information. In addition, users can add their favorite contacts to their Start Page to easily access that contact's information or to email that contact directly from the Start Page.

     SPECIAL FEATURES
     InfoSpace's E-Mail Module supports and manages user-generated email lists, auto-subscribe and unsubscribe to newsletters, as well as newsletter subscription confirmations. Synchronize Outlook-TM- with InfoSpace.com email service to easily access email, calendars and contacts from anywhere.

     FEATURES
-  Secure, password protected, Web-based service
-  Manages POP accounts
-  Branding: customer defined layout and navigation
-  Scalable
-  Customers can create a unique domain name for community
-  Large inbox capacity - [*] megabytes
- Saves sent messages as well as drafts of messages and permanent message archiving Time stamps messages
-  Customizable & expandable mail folders
-  Standard mail features: reply, reply to all, forward, cc, bcc
-  Attachments-no larger than 2 megabytes
-  Personalized signature setting
-  Preview messages prior to sending
-  Outlook-TM- synchronization
-  Customer defined Stock Messages-New Member Welcome, Password Reminder, etc.
- Customer defined footer advertising your organization and free email accounts
- Integrates with relationship manager for easy addressing and management of contacts
-  List management allows user to easily create and manage group emails
-  Message sent confirmation



2) DESKTOP PORTAL [*]

   -  [*]

[*] = Confidential Treatment Requested

        - [*]

     3) RE-SELLER DISTRIBUTION OF INFOSPACE PRODUCTS.

        - InfoSpace's Personal Desktop Portal products and other Content, as provided in this Agreement, shall be [*] content and commerce offering to Company's customer base when company offers co-branded or private labeled portal solutions to its customers.

      4) RE-SELL COMPANY'S PRODUCT.

         - InfoSpace will in consideration for the compensation below offer "free Internet access" to the segments of its customer base for which InfoSpace has appropriate arrangements in place.

         - If InfoSpace is instrumental in the referral to Company of a co-brand Partner who enters into an Agreement with Company, the parties hereto shall agree upon a satisfactory referral fee payable to InfoSpace.
           The Company shall compensate InfoSpace for distribution of its "free Internet access" product, in addition to other compensation under the Agreement, as follows:

         - Company will pay InfoSpace $[*] that a "free Internet access" product user generated through InfoSpace remains an "Active User". For the purposes of this Agreement, an "Active User" is defined as a Company Product User who has logged on through the Freei Client for at least [*]. InfoSpace at its sole discretion may use any promotions to encourage new user of Company's product offering.

[*] = Confidential Treatment Requested